EXHIBIT 32.1

Section 1350 Certification

In connection with the Annual Report of Rangeford Resources, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, Colin Richardson , Chief Executive Officer and Acting principal financial and accounting officer, of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

May 5, 2014	By: /s/ Colin Richardson
Colin Richardson, Chief Executive Officer, Acting Principal, Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

{HTW00015253; 8}Source: Rangeford Resources, Inc., 10-K, July 16, 2012	Powered by Morningstar Document Research.

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